Exhibit 21

ENTITY	JURISDICTION

Aux Sable Liquid Products Inc.	Delaware
Aux Sable Liquid Products LP	Delaware
Aux Sable Midstream LLC	Delaware
Bargath LLC	Delaware
Baton Rouge Fractionators LLC	Delaware
Baton Rouge Pipeline LLC	Delaware
Black Marlin Pipeline LLC	Texas
Caiman Energy II, LLC	Delaware
Carbonate Trend Pipeline LLC	Delaware
Cardinal Operating Company, LLC	Delaware
Cardinal Pipeline Company, LLC	North Carolina
Constitution Pipeline Company, LLC	Delaware
Discovery Gas Transmission LLC	Delaware
Discovery Producer Services LLC	Delaware
DMP NEW YORK, INC.	New York
Gulfstar One LLC	Delaware
Gulfstream Natural Gas System, L.L.C.	Delaware
HI-BOL Pipeline LLC	Delaware
Laurel Mountain Midstream Operating LLC	Delaware
Laurel Mountain Midstream, LLC	Delaware
LNE PIPELINE CORPORATION	New York
Marsh Resources, LLC	Delaware
Mid-Continent Fractionation and Storage, LLC	Delaware
Overland Pass Pipeline Company, LLC	Delaware
Pacific Connector Gas Pipeline, LLC	Delaware
Pacific Connector Gas Pipeline, LP	Delaware
Parachute Pipeline LLC	Delaware
Pine Needle LNG Company, LLC	North Carolina
Pine Needle Operating Company, LLC	Delaware
Three Rivers Midstream LLC	Delaware
TransCardinal Company, LLC	Delaware
TransCarolina LNG Company, LLC	Delaware
Transcontinental Gas Pipe Line Company, LLC	Delaware
Wamsutter LLC	Delaware
WFS - Liquids LLC	Delaware
WFS - Pipeline LLC	Delaware
WFS Enterprises LLC	Delaware
WFS Gathering Company, L.L.C.	Delaware
Williams Blu Operating LLC	Delaware
Williams Energy Resources LLC	Delaware
Williams Energy Solutions LLC	Delaware

ENTITY	JURISDICTION

Williams Field Services - Gulf Coast Company, L.P.	Delaware
Williams Field Services Company, LLC	Delaware
Williams Field Services Group, LLC	Delaware
Williams Flexible Generation, LLC	Delaware
Williams Four Corners LLC	Delaware
Williams Gas Processing - Gulf Coast Company, L.P.	Delaware
Williams Gulf Coast Gathering Company, LLC	Delaware
Williams Laurel Mountain, LLC	Delaware
Williams Mobile Bay Producer Services, L.L.C.	Delaware
Williams Ohio Valley Midstream LLC	Texas
Williams Ohio Valley Pipeline LLC	Delaware
Williams Oil Gathering, L.L.C.	Delaware
Williams Olefins Feedstock Pipelines, L.L.C.	Delaware
Williams Olefins, L.L.C.	Delaware
Williams Pacific Connector Gas Operator, LLC	Delaware
Williams Partners Finance Corporation	Delaware
Williams Partners Operating LLC	Delaware
Williams PERK, LLC	Delaware
Williams Pipeline Services LLC	Delaware